Exhibit 21

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                                                 SUBSIDIARIES OF THE REGISTRANT




     Parent                                 Subsidiary                      Ownership               Organization
     ------                                 ----------                      ---------               ------------
Midland Capital Holdings            Midland Federal Savings and Loan           100%                    Federal
Corporation                                 Association


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     The financial  statements of the Registrant are consolidated  with those of its subsidiary.